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                                                                    EXHIBIT 23.8



                           CONSENT OF LEHMAN BROTHERS



     We hereby consent to the use of our opinion letter dated February 11, 1998 to the Board of Directors of DLB Oil & Gas, Inc. (the "Company") attached as Annex B to the Company's Information Statement/Prospectus (the "Prospectus") included in the Form S-4 of Chesapeake Energy Corporation (the "Registration Statement") and to the references to our firm in the Prospectus under the headings Summary and Description of Merger. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder (the "Securities Act") and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.



                                            LEHMAN BROTHERS INC.



                                            By:   /s/ CARLOS A. FIERRO

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New York, New York


March 26, 1998